Jesup & Lamont
                             SECURITIES CORPORATION

                                                                   Exhibit 10.11

                                650 FIFTH AVENUE
                               NEW YORK, NY 10019

NASD                                                   TELEPHONE: (212) 307-2660
SIPC                                                   FAX:       (212) 757-7478
July 25,  2003

Linsang Manufacturing, Inc.
6435 Virginia Manor Road
Beltsville, MD 20705

Attention: Mr. Kwok Li

Gentlemen:

      The purpose of this letter agreement (the "Agreement") is to confirm the engagement of Jesup & Lamont Securities Corporation ("Jesup & Lamont") as exclusive financial advisor and placement agent to LMIC, Inc., together with its affiliates and subsidiaries, (the "Company"), in connection with the raising of approximately $3 million of equity and/or equity-linked securities (the "Offering") via a private placement.

      1. In connection with its engagement hereunder, Jesup & Lamont will perform the following services as necessary:

            (a) Review the assets and business of, as well as the prospects for, the Company;

            (b) Evaluate and recommend financial and strategic alternatives with respect to the Transaction;

            (c) Advise the Company as to the timing, structure and pricing of the Offering;

            (d) Make, with the Company's assistance, appropriate presentations to relevant parties, based on a list of names to be approved by the Company (the "Approved Sources"), concerning the Offering, and will prepare an appropriate financing information and placement memorandum (the "Memorandum") to be reviewed by the Company. The Company shall approve the Memorandum prior to its use and will advise Jesup & Lamont in writing that it has so approved the Memorandum and the Company shall represent to Jesup & Lamont that the Memorandum does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;


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            (e)   Use its  diligent and good faith  efforts to obtain  financing commitment(s) for the contemplated Offering on the best terms and conditions for the Company. The Company will cooperate fully with Jesup & Lamont in evaluating and approving any potential commitment(s), but the Company reserves the right to
                  reject  any  potential  lender,   investor  or  joint  venture
                  partner; and

            (f) Provide such other financial advisory and investment banking services as are customary for similar transactions and as may be mutually agreed upon by the Company and Jesup & Lamont.

      2. The Company shall provide full cooperation to Jesup & Lamont as may be reasonably necessary for the efficient performance by Jesup & Lamont of its services hereunder.

      3. As compensation for the Services rendered hereunder, the Company hereby agrees to pay Jesup & Lamont:

            (a)   A retainer fee of $25,000  payable in cash upon the  execution
                  of  this  Agreement  [and  an  additional   $5,000  per  month
                  thereafter];

            (b) A financing fee for any capital raised in the Offering, payable on the Financial Closing Date, if during the term of this Agreement or within 12 months thereafter, the Offering is consummated, as follows: (i) a cash fee equal to 8.0% of the securities issued in the Offering and (ii) grant to Jesup & Lamont 5 year warrants (the "Warrants") to purchase shares of common stock of the Company in an amount equal to 8.0% of the amount of the Offering. The exercise price of the Warrants shall be the offering price of the equity securities in the Offering. The Warrants shall otherwise contain provisions normal and customary in warrants offered in similar transactions. The "Financial Closing Date" shall be the date on which the documentation for the Offering is signed and funding has occurred.

      4. In addition to any fees that may be payable to Jesup & Lamont hereunder, the Company shall reimburse Jesup & Lamont for its out-of-pocket expenses incurred in connection with its engagement hereunder, including the reasonable fees and expenses of its legal counsel and any other advisor. If any expenses have not previously been reimbursed at the time this Agreement terminates, the Company shall promptly reimburse Jesup & Lamont for any such expenses incurred or accrued prior to termination.

      5. To the extent that, at any time during the term of this Agreement and for the 12 month period following the termination of this Agreement, the Company determines to raise debt, equity or equity-linked securities via a public offering or private placement, pursue a merger, acquisition or divestiture or require other investment banking services, then Jesup & Lamont shall have the first right of refusal, but not the obligation, to act as the Company's exclusive placement agent, lead manager, financial advisor or dealer-manager, as appropriate, in each case pursuant to a separate engagement letter which shall provide for, among other things, mutually acceptable terms, conditions, indemnification and compensation for such services.


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      6.    None of the advice, either oral or written,  provided to the Company by Jesup & Lamont hereunder shall be publicly disclosed or made available to third parties without the prior written consent of Jesup & Lamont, which consent shall not be unreasonably withheld, except the information may be disclosed (i) to the Company's counsel, accountants and other advisors having a need to know, (ii) in the course of any litigation or court proceeding involving the Company including, without limitation, the enforcement of any claim against the Company, whether inside or outside the context of a bankruptcy proceeding, (iii) as the Company reasonably believes to be otherwise required by law pursuant to legal process or any judicial, administrative, legislative, regulatory or self-regulatory body or committee having, or claiming to have, jurisdiction over the proposed Offering or the Company, or any other governmental agency or representative thereof, (iv) in the event that the Company is requested (by oral questions, deposition, interrogatories, requests
            for  information  or  documents,   subpoena,   court  order,   civil
            investigative demand or other process) to disclose such information. If the Company is requested pursuant to clause (iv) to disclose any information, the Company will (x) give Jesup & Lamont prompt notice of such request so that Jesup & Lamont may seek an appropriate protective order and (y) consult with Jesup & Lamont as to the advisability of taking legally available steps to resist or narrow such a request. The Company will cooperate fully with Jesup & Lamont in obtaining such an order. If in the absence of a protective order the Company is nonetheless compelled to disclose information, Jesup & Lamont agrees that it may make such disclosure without liability hereunder, provided that it gives Jesup & Lamont written notice of the information to be disclosed as far in advance of its disclosure as is practicable and, upon Jesup & Lamont's request and at its expense, uses its best efforts to obtain reasonable assurances that confidential treatment will be accorded to such information. All references to the Company in this paragraph shall be deemed to include their representatives.

      7. In connection with Jesup & Lamont's engagement hereunder, the Company agrees, subject to the further provisions of this Section 7, to indemnify and hold harmless Jesup & Lamont, and its affiliates, the respective directors, partners, officers, agents, representatives and employees of Jesup & Lamont and its affiliates and each other person, if any, controlling Jesup & Lamont and its affiliates (each an "Indemnified Party") to the full extent lawful, from and against any losses, claims, damages or liabilities (or actions, including shareholder actions, in respect thereof) and will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable counsel fees and disbursements) as they are incurred by such Indemnified Party in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which Jesup & Lamont or any other Indemnified Party is a party, caused by or arising out of any transaction contemplated by this Agreement or Jesup & Lamont's performing any service contemplated hereunder. The Company will not, however, be liable to the extent that any claims, liabilities, losses, damages, costs or expenses of any Indemnified Party have resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. In the event that the Company shall have reimbursed expenses to an Indemnified Party in such circumstances, the Indemnified Party so reimbursed shall repay to the Company the amount of such reimbursed expenses. The Company also agrees that neither Jesup & Lamont nor any Indemnified Party shall have any liability to the Company for, or in connection with, such engagement except for any such liability for losses, claims, damages, liabilities, costs or expenses incurred by the Company that have resulted primarily from the gross negligence or willful misconduct of any Indemnified Party. In no event shall either party be liable to the other party for any special, consequential or punitive damages arising under or related to this Agreement.


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            If the  Company  so  elects,  it may  assume  the  defense  of  such proceeding, including the employment of counsel selected by the Company and reasonably satisfactory to the Indemnified Parties and payment of the fees and expenses of such counsel. In any proceeding the defense of which the Company assumes, the Indemnified Parties will have the right to participate in such litigation and to retain its own counsel at the Indemnified Parties' expense, provided, however, that if the named parties to such proceeding include the Company and one or more Indemnified Parties as a result of which having common counsel would present a conflict of interest due to
            differing   interests  between  the  Company  and  such  Indemnified
            Parties, such Indemnified Parties may employ separate counsel to represent or defend them in such proceeding and the Company will pay the reasonable fees and expenses of not more than one separate counsel for such Indemnified Parties. Also, if the Company shall have failed to employ counsel or assume that defense of the proceeding in a timely manner, the Indemnified Parties may assume the defense of such proceeding with counsel selected by the Indemnified Parties and reasonably satisfactory to the Company. The Company will not be obligated to indemnify any Indemnified Party with respect to any loss, claim, damage or liability settled, compromised or consented to by the Indemnified Party without prior written consent of the Company.

            The  Company  agrees  that  should  Jesup & Lamont  and/or any other
            Indemnified Party incur any reasonable costs or expenses in connection with enforcing this Agreement (including, without limitation, in connection with an action or actions brought by Jesup & Lamont and/or any other Indemnified Party to collect any fees, commissions and/or other amounts due to or payable to Jesup & Lamont and/or such other Indemnified Party pursuant to this Agreement), then the Company, not later than three business days after demand by Jesup & Lamont and/or such other Indemnified Party (which written demand may be made from time to time), shall pay to Jesup & Lamont (and/or such other Indemnified Party) all reasonable costs and expenses, including, without limitation, reasonable attorney's fees and expenses.

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Jesup & Lamont


            The foregoing agreements shall be in addition to any rights that Jesup & Lamont or any Indemnified Party may have at common law or otherwise.

            No compromise or settlement by the Indemnifying Party of any action or proceeding relating to the transactions contemplated hereby shall be effective unless it also contains an unconditional release of each Indemnified Party. Notwithstanding anything to the contrary herein, the indemnification obligations under this section shall survive the termination of this Agreement for a period not to exceed the statute of limitations under applicable law.

      8.    (a)   The  engagement of Jesup & Lamont  pursuant to this  Agreement shall automatically terminate six months from the date of this Agreement or the date set forth in a termination notice delivered by either party to the other in accordance with the provisions set forth below. This Agreement may be extended if agreed to in writing by both parties.

            (b) The Company may terminate this Agreement upon 30 days' written notice to Jesup & Lamont; provided, however, that the Company's obligations set forth in paragraphs 3, 4, 5, 6 and 7 hereunder shall survive any termination or expiration of this Agreement.

            (c) Jesup & Lamont may terminate this Agreement upon 30 days' written notice to the Company without further liability or obligation on the part of Jesup & Lamont.

      9.    (a)   This  Agreement  sets  forth the entire  understanding  of the parties relating to the subject matter hereof,  and supersedes
                  and  cancels  any  prior  communications,   understanding  and
                  agreements between the parties. This Agreement cannot be modified or changed, nor can any of its provisions be waived, except in writing signed by both parties.

            (b) Any term or condition of this Agreement which is prohibited or unenforceable in any applicable jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by any applicable law, the Company hereby waives any provisions of such applicable law which render any provisions hereof prohibited or unenforceable in any respect.

      10.   (a)   This   Agreement   shall  be  governed  by  and  construed  in
                  accordance with the laws of the State of New York, including all matters of construction, validity and performance.

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                                                                          PAGE 6
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            (b)   Any dispute  arising out of or relating to this  Agreement  or its performance that the parties are unable to resolve by agreement shall be finally settled by arbitration. Such arbitration shall be effected in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce and shall be conducted in New York. Judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

      Jesup & Lamont is delighted to accept this engagement and looks forward to working with you on this assignment. Please confirm that the foregoing correctly sets forth our agreement by signing the enclosed duplicate of this letter in the space provided and returning it, whereupon this letter shall constitute a binding agreement as of the date first above written.



                                           JESUP & LAMONT SECURITIES CORPORATION



                                           By: /s/ Stephen DeGroat
                                               -----------------------
                                           Name:     Stephen DeGroat
                                                 -----------------------
                                           Title:      Chairman
                                                  -----------------------

Agreed to and accepted as of the date first above written:

LINSANG MANUFACTURING, INC.



By: /s/ Roger J. Cavanaugh
    -------------------------
Name:    Roger J. Cavanaugh
       -------------------------
Title:     Treasurer
       -------------------------